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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of Primark Corporation on Form S-8 (the "Registration Statement"), this Post Effective No. 2 to Registration Statement No. 33-49132 of Primark Corporation on Form S-8, and this Post Effective Amendment No. 1 to Registration Statement No. 333-17651 on Form S-8 of our report dated February 10, 1998 (March 30, 1998 as to Note 14) incorporated by reference in the Annual Report on Form 10-K of Primark Corporation for the year ended December 31, 1997 (the "Form 10-K"), and our report on the financial statement schedule included in our Independent Auditors' Consent dated March 30, 1998, which is included on the Form 10-K. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.




DELOITTE & TOUCHE LLP


Boston, Massachusetts

April 24, 1998